Exhibit 32
METHODE ELECTRONICS, INC.
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Methode Electronics, Inc. (the “Company”) certifies that the Annual Report on Form 10-K of the Company for the year ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 11, 2006	/s/ Donald W. Duda Donald W. Duda
President and Chief Executive Officer

Dated: July 11, 2006	/s/ Douglas A. Koman

Douglas A. Koman
Chief Financial Officer
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.